Sub-Item 77C: Matters submitted to a vote of security holders

(a)	Special Meeting of Shareholders held April 20, 2017

(b)	N/A

(c)	The matters voted upon at the meeting included:

(1)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series A (StylePlus-Large Core Series).

Votes for: 5,152,084

Votes against: 291,304

Abstain: 287,177

(2)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series B (Large Cap Value Series).

Votes for: 5,872,449

Votes against: 345,826

Abstain: 328,061

(3)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series D (World Equity Income Series).

Votes for: 10,922,972

Votes against: 690,900

Abstain: 362,301

(4)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series J (StylePlus–Mid Growth Series).

Votes for: 3,106,730

Votes against: 146,890

Abstain: 132,484

(5)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series N (Managed Asset Allocation Series).

Votes for: 1,670,857

Votes against: 24,546

Abstain: 74,100

(6)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series O (All Cap Value Series).

Votes for: 3,317,251

Votes against: 234,744

Abstain: 100,974

(7)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series Q (Small Cap Value Series).

Votes for: 2,048,597

Votes against: 144,123

Abstain: 69,749

(8)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series V (Mid Cap Value Series).

Votes for: 2,876,811

Votes against: 213,791

Abstain: 120,371

(9)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series X (StylePlus–Small Growth Series).

Votes for: 826,048

Votes against: 121,165

Abstain: 40,027

(10)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series Y (StylePlus–Large Growth Series).

Votes for: 2,150,422

Votes against: 173,312

Abstain: 112,010

(11)	Approval of the adoption of a Distribution and Shareholder Services Plan with respect to Series Z (Alpha Opportunity Series).

Votes for: 655,981

Votes against: 1,653

Abstain: 20,032

(d)	N/A